UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 27, 2023

INSTRUCTURE HOLDINGS, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-40647	84-4325548
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6330 SOUTH 3000 EAST SUITE 700
SALT LAKE CITY, Utah		84121
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 800 203-6755

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	INST	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Chief Financial Officer Appointment

On September 27, 2023, the board of directors (the “Board”) of Instructure Holdings, Inc. (the “Company”) appointed Peter Walker as Executive Vice President and Chief Financial Officer of the Company, effective as of November 13, 2023 (“Effective Date”).

Mr. Walker, age 50, was most recently Executive Vice President and Chief Financial Officer of Sterling Check Corp. (NASDAQ: STER), where he spent four years. Prior to joining Sterling Check Corp., Mr. Walker spent two years with Jackson Hewitt as Chief Financial Officer leading the company’s sale to a new financial sponsor and refinancing the company’s debt. Prior to joining Jackson Hewitt, Mr. Walker spent over 15 years at Assurant in senior finance strategy and risk management roles, most recently in the role of Chief Strategy Officer for the global enterprise. Mr. Walker began his professional career in consulting with Ernst & Young LLP. Mr. Walker earned a Bachelor of Science in Accounting from Miami University of Ohio, a Masters of Business Administration from New York University’s Stern School of Business and is a Certified Public Accountant.

In connection with his appointment, Mr. Walker entered into an employment agreement with the Company, dated as of September 27, 2023 (the “Employment Agreement”), which will become effective as of the Effective Date. Under the Employment Agreement, Mr. Walker will be employed “at-will” for no specific period of time and may be terminated by the Company at any time, with or without cause, and with or without advance notice. Pursuant to the Employment Agreement, Mr. Walker will receive an annualized base salary of $475,000 and will be eligible to participate in the Company’s bonus program at a target rate of 100% of his annual salary, to be paid based upon Company, team and individual performance and pro-rated based on the Effective Date. In addition, Mr. Walker will receive a signing and retention bonus of $350,000 and an additional signing bonus in the amount of $200,000, each payable in cash. Mr. Walker will also be entitled to receive a grant of restricted stock units (“RSUs”) under the Company’s 2021 Omnibus Incentive Plan with a grant date fair value of approximately $7,500,000. The RSUs will vest over a four-year period with the vesting commencement date beginning on December 1, 2023, with 25% vesting after one year and then quarterly thereafter, subject to Mr. Walker’s continued employment through each vesting date and subject to the terms and conditions of the 2021 Omnibus Incentive Plan and governing award agreement.

Under the terms of the Employment Agreement, if Mr. Walker’s employment is terminated without Cause (as defined in the Employment Agreement) (other than as a result of death or disability) or he resigns for Good Reason (as defined in the Employment Agreement), in either case within three (3) months prior to (and contingent upon the consummation of the Change in Control (as defined in the Employment Agreement)), in connection with, or within twelve months following the effective date of a Change in Control (a “CIC Termination”), then he will be entitled to the following severance benefits: (i) an amount in cash equal to twelve months of his base salary for the year in which the termination occurs, payable over a period of twelve months following the termination, (ii) payment for the cost of COBRA coverage for up to twelve months following the termination or the date on which he became eligible to be covered by the health care plans of another employer, and (iii) if the CIC Termination occurs (x) during the first year of Mr. Walker’s employment, then fifty percent (50%) of all unvested outstanding stock awards then held by Mr. Walker shall become fully vested with respect to the shares subject thereto, effective immediately prior to his separation from service; (y) during the second year of the Mr. Walker’s employment, then seventy five percent (75%) of all unvested outstanding stock awards then held by Mr. Walker shall become fully vested with respect to the shares subject thereto, effective immediately prior to his separation from service; or (z) after the second year of Mr. Walker’s employment, then all outstanding stock awards then held by Mr. Walker shall become fully vested with respect to all of the shares subject thereto, effective immediately prior to his separation from service. However, if Mr. Walker is terminated without Cause (other than as a result of death or disability) or he resigns for Good Reason and such termination is not a CIC Termination, then he will be entitled to the following severance benefits: (i) an amount in cash equal to nine months of his base salary for the year in which the termination occurs, payable over the six month period following the termination and (ii) payment for the cost of COBRA coverage for up to nine months following the termination or the date on which he became eligible to be covered by the health care plans of another employer. Payment of the foregoing benefits is conditioned upon Mr. Walker’s compliance with his ongoing obligations to the Company and timely resignation from all positions with the Company.

The foregoing is not a complete description of the terms of the Employment Agreement and is qualified in its entirety by reference to the full text and terms of the agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

The Company is not aware of any direct or indirect material interest in any transaction between Mr. Walker and the Company that would require disclosure under Item 404(a) of Regulation S-K and there are no arrangements or understandings between Mr. Walker and any other person relating to Mr. Walker’s appointment as Chief Financial Officer of the Company. Mr. Walker does not have any family relationships with any director, executive officer or person nominated or chosen by the Company to become a director or an executive officer of the Company.

Chief Financial Officer Separation

On September 27, 2023, the Company and Dale Bowen, the Company’s Chief Financial Officer, agreed that Mr. Bowen will step down from his role as Chief Financial Officer effective November 12, 2023. In connection with Mr. Bowen’s separation, Mr. Bowen will receive accrued wages and benefits under his employment agreement. In addition, subject to his execution of a general release of claims, substantially in the form attached as Exhibit B to the Executive Agreement, dated as of June 25, 2021, by and between the Company and Mr. Bowen (the “Release”), Mr. Bowen will receive (i) base salary continuation during the six-month period following the termination date, and (ii) COBRA continuation coverage for a period ending on the earlier of (x) the six month anniversary of the termination date or (y) the date Mr. Bowen becomes eligible to be covered by the health care plans of another employer, subject to Mr. Bowen’s timely election and continued eligibility. Pursuant to the Release, Mr. Bowen will be subject to a perpetual confidentiality covenant, a one-year non-solicitation of employees covenant, and a perpetual non-disparagement covenant.

In addition, on September 27, 2023, the Company and Mr. Bowen entered into a consulting agreement (the “Consulting Agreement”), pursuant to which Mr. Bowen will provide consulting services to the Company during the period commencing on November 13, 2023 and ending on March 2, 2024 (the “Consulting Term”). In consideration of Mr. Bowen’s services during the Consulting Term, and notwithstanding any term in the applicable award agreement or the Company’s 2021 Omnibus Incentive Plan to the contrary, the 52,580 restricted stock units held by Mr. Bowen as of November 12, 2023 and scheduled to vest on December 1, 2023 and March 1, 2024 will continue to vest in accordance with their respective vesting schedules (the “Services Consideration”). The Services Consideration will be the only consideration paid for the services rendered during the Consulting Term.

The foregoing is not a complete description of the terms the Consulting Agreement and is qualified in its entirety by reference to the full text and terms of the agreement, which is filed as Exhibit 10.2 to this Current Report on Form 8-K and incorporated herein by reference.

Item 7.01. Regulation FD Disclosure.

On September 28, 2023, the Company issued a press release announcing the Chief Financial Officer succession described above and reiterating third quarter and full year 2023 guidance. A copy of the press release is attached hereto and furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information contained in this Item 7.01 and Exhibit 99.1 hereto is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description
10.1	Employment Agreement dated September 27, 2023 by and between Instructure Holdings, Inc. and Peter Walker
10.2	Consulting Agreement dated September 27, 2023
99.1	Press Release dated September 28, 2023
104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Instructure Holdings, Inc.

Date:	September 28, 2023	By:	/s/ Matthew A. Kaminer
Matthew A. Kaminer Chief Legal Officer